                                                                     Exhibit 1.1

                                                                  EXECUTION COPY

                           LONG BEACH ACCEPTANCE CORP.

               LONG BEACH ACCEPTANCE AUTO RECEIVABLES TRUST 2005-B
        ASSET-BACKED NOTES, CLASS A-1, CLASS A-2, CLASS A-3 AND CLASS A-4

                             UNDERWRITING AGREEMENT

                                                              September 21, 2005

Greenwich Capital Markets, Inc.
   As Representative for the several Underwriters
600 Steamboat Road
Greenwich, CT 06830

Citigroup Global Markets Inc.
390 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

          Long Beach Acceptance Receivables Corp., a Delaware corporation (the
"Transferor") and a wholly owned subsidiary of Long Beach Acceptance Corp., a
Delaware corporation ("LBAC"), proposes to cause Long Beach Acceptance Auto
Receivables Trust 2005-B, a Delaware statutory trust (the "Trust"), to sell to the Underwriters named in Schedule I hereto (the "Underwriters"), for which
Greenwich Capital Markets, Inc. ("RBS GC") is acting as representative (the
"Representative"), 3.970% Asset-Backed Notes, Class A-1, in the original principal amount of $59,500,000 (the "Class A-1 Notes"), 4.325% Asset-Backed
Notes, Class A-2, in the original principal amount of $120,000,000 (the "Class
A-2 Notes"), 4.406% Asset-Backed Notes, Class A-3, in the original principal amount of $63,500,000 (the "Class A-3 Notes") and 4.522% Asset-Backed Notes,
Class A-4, in the original principal amount of $107,000,000 (the "Class A-4
Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class
A-3 Notes, the "Offered Notes").

          The assets of the Trust will include primarily a pool (the "Pool") of retail installment sale contracts (the "Receivables") secured by the new and used automobiles, vans, sport utility vehicles and light duty trucks financed thereby. The Receivables will be serviced for the Trust by LBAC. The Offered
Notes will be issued pursuant to an Indenture, dated as of October 1, 2005 (the
"Indenture"), between the Trust and JPMorgan Chase Bank, National Association
("JPMorgan Chase"), as indenture trustee (in such capacity, the "Indenture
Trustee"). The Offered Notes will be secured by the assets of the Trust, which will be pledged by the Trust to the Indenture Trustee pursuant to the Indenture.
Holders of the Offered Notes will have the benefit of a financial guarantee insurance policy issued by Financial Security Assurance Inc. ("FSA"). In addition, simultaneously with the issuance and sale of the Offered Notes, the
Trust will also issue two classes of certificates (the "Certificates") in the manner set forth in the Trust Agreement described below. The Certificates will be issued pursuant to the Amended and Restated Trust Agreement, dated as of
October 1, 2005 (the "Trust Agreement"), between the

Transferor and Wilmington Trust Company, as owner trustee (in such capacity, the
"Owner Trustee"). Only the Offered Notes are being purchased by the several
Underwriters hereunder. The Certificates will be issued to the Transferor. The
Class R Certificate will be retained by the Transferor and the Class C
Certificate will be sold by the Transferor to RBS GC or an affiliate thereof.
Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in Annex A to the Sale and Servicing
Agreement (as defined herein).

          The Offered Notes are more fully described in a Registration Statement
(as defined herein) which the Transferor and LBAC have furnished to the
Underwriters.

          The Trust will acquire the Initial Receivables from the Transferor pursuant to a Sale and Servicing Agreement, dated as of October 1, 2005 (the
"Sale and Servicing Agreement"), among the Trust, the Transferor, LBAC, as originator and servicer, and JPMorgan Chase, as back-up servicer and trust collateral agent. The Transferor will acquire the Initial Receivables from LBAC and Long Beach Acceptance Receivables Corp. Warehouse I, a Delaware corporation
("LBARCWI") pursuant to the assignment by each of LBAC and LBARCWI to the
Transferor (the "Initial Assignments") on the Closing Date (as defined herein)
and a Purchase Agreement, dated as of October 1, 2005 (the "Purchase
Agreement"), among the Transferor, LBARCWI and LBAC.

          From time to time during the Funding Period pursuant to the Purchase
Agreement, LBAC and LBARCWI will be obligated to sell, and the Transferor will be obligated to purchase, additional retail installment sale contracts (the
"Subsequent Receivables") secured by the new and used automobiles, vans, sport utility vehicles and light duty trucks financed thereby, which Subsequent
Receivables will be described in the schedules to one or more assignments by each of LBAC and LBARCWI to the Transferor (each, a "Subsequent Assignment"), dated as of the cut-off date specified therein (such date, a "Subsequent Cut-off
Date"). The Subsequent Receivables will in turn be sold by the Transferor to the
Trust pursuant to the Sale and Servicing Agreement and one or more agreements among LBAC, LBARCWI, the Transferor, the Trust and JPMorgan Chase (each, a
"Transfer Agreement" and each date of transfer, a "Subsequent Transfer Date"), each dated as of the related Subsequent Cut-off Date. The maximum aggregate principal amount of Subsequent Receivables to be sold to the Trust during the
Funding Period is $87,713,600.

          Section I. Representations and Warranties of Transferor and LBAC. The
Transferor and LBAC jointly and severally represent and warrant to, and agree with the several Underwriters that:

          A. A Registration Statement on Form S-3 (No. 333- 122851) has (i) been prepared by LBAC in conformity with the requirements of the Securities Act of
1933, as amended (the "Securities Act"), and the rules and regulations (the
"Rules and Regulations") of the United States Securities and Exchange Commission
(the "Commission") thereunder, (ii) been filed with the Commission under the
Securities Act and (iii) become effective under the Securities Act. Copies of such Registration Statement have been delivered by the Transferor and LBAC to the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the
Commission; "Effective Date" means the date of the Effective

Time; "Registration Statement" means such registration statement, at the
Effective Time, including any documents incorporated by reference therein at such time; and "Prospectus" means such final prospectus, as first supplemented by a prospectus supplement (the "Prospectus Supplement") relating to the Offered
Notes, as first filed with the Commission pursuant to paragraph (1), (4) or (5)
of Rule 424(b) of the Rules and Regulations. Reference made herein to the
Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of the Prospectus and incorporated by reference in the
Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any report filed with the Commission with respect to the Trust pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of the Prospectus that is incorporated by reference in the Registration
Statement. There are no contracts or documents of the Transferor or LBAC which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the
Registration Statement. The conditions for use of Form S-3, as set forth in the
General Instructions thereto, have been satisfied.

          B. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the
Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities
Act and the Rules and Regulations. The Registration Statement, as of the
Effective Date thereof and of any amendment thereto, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The
Prospectus as of its date and as amended or supplemented as of the Closing Date does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with the Underwriters Information (as defined herein).

          C. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with the Underwriters Information.

          D. Since the respective dates as of which information is given in the
Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the
Transferor, LBARCWI or LBAC, otherwise than as set forth or contemplated in the
Prospectus as supplemented or amended as of the Closing Date.

          E. Each of the Transferor, LBARCWI and LBAC has been duly organized and is validly existing as a corporation in good standing under the laws of the
State of Delaware, has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, the Sale and
Servicing Agreement, the Purchase Agreement, the Initial Assignments, each
Subsequent Assignment, each Transfer Agreement, the Trust Agreement, the
Insurance and Indemnity Agreement, dated as of October 1, 2005, among FSA, LBAC and the Transferor (the "Insurance Agreement") and the Indemnification
Agreement, dated as of September 21, 2005, among FSA, the Underwriters and the
Transferor (the "Indemnification Agreement") (all such agreements, with the exception of this Agreement, are collectively referred to herein as the "Other
Agreements"), as applicable, and, with respect to the Transferor, to cause the
Trust to authorize, issue and sell the Offered Notes as contemplated by this
Agreement.

          F. This Agreement has been duly authorized, executed and delivered by each of the Transferor and LBAC.

          G. The Sale and Servicing Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by each of the Transferor and LBAC, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of each of the Transferor and LBAC, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

          H. The Purchase Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by each of LBAC, LBARCWI and the Transferor, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of each of
LBAC, LBARCWI and the Transferor, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

          I. The Trust Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Transferor, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of the Transferor, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

          J. The Initial Assignments and each Subsequent Assignment, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by LBAC and LBARCWI, as the case may be, and when so executed and delivered, will be legal, valid, binding and enforceable against LBAC and LBARCWI, as the case may be, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

          K. Each Transfer Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by each of LBAC, LBARCWI and the Transferor, and when so executed and delivered, will constitute a legal, valid, binding and enforceable agreement of each of LBAC, LBARCWI and the Transferor, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or the similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

          L. Each Other Agreement to which LBAC, LBARCWI or the Transferor is party, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Transferor, LBARCWI and/or
LBAC, as the case may be, and when so executed and delivered by the Transferor,
LBARCWI and/or LBAC, as the case may be, will constitute legal, valid, binding and enforceable agreements of the Transferor, LBARCWI and/or LBAC, as the case may be, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law, and except insofar as the indemnification provisions therein may be limited by applicable law.

          M. The execution, delivery and performance of this Agreement, the Sale and Servicing Agreement, the Indemnification Agreement, the Insurance Agreement,
the Purchase Agreement, the Initial Assignments, each Subsequent Assignment, each Transfer Agreement and the Trust Agreement, and the issuance and sale of the Offered Notes and the Certificates and compliance with the terms and provisions hereof and thereof, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Transferor, LBARCWI or LBAC is a party or by which the
Transferor, LBARCWI or LBAC is bound or to which any of the properties of the
Transferor, LBARCWI or LBAC is subject or of any statute, order or regulation applicable to the Transferor, LBARCWI or LBAC of any court, regulatory body, administrative agency or governmental body having jurisdiction over the
Transferor, LBARCWI or LBAC or any of their respective properties, in each case which could reasonably be expected to have a material adverse effect on the transactions contemplated herein.

          N. As of the Closing Date, the Offered Notes, the Indenture, the
Certificates, the Sale and Servicing Agreement, the Trust Agreement, the Initial
Assignments and the Purchase Agreement, and as of the related Subsequent
Transfer Dates, each Subsequent Assignment and each Transfer Agreement, will conform in all material respects to the respective descriptions thereof contained in the Prospectus. As of the Closing Date, the Offered Notes will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in

accordance with the Indenture and delivered to the Representative for the respective accounts of the Underwriters against payment therefor as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of Indenture and will constitute legal, valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law. As of the Closing Date, the Indenture will be duly and validly authorized and, when duly and validly executed and delivered, will constitute a legal, valid, binding and enforceable agreement of the Trust, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law. As of the Closing Date, the Certificates will be duly and validly authorized and, when duly and validly executed, authenticated and delivered in accordance with the Trust Agreement and delivered to the
Transferor (in the case of the Class R Certificate) and to RBS GC or an affiliate thereof (in the case of the Class C Certificate), will be duly and validly issued and outstanding and entitled to the benefits of the Trust
Agreement.

          O. The Transferor's, LBARCWI's and LBAC's respective representations and warranties (i) in the Sale and Servicing Agreement, the Purchase Agreement,
the Trust Agreement, the Insurance Agreement and the Indemnification Agreement,
as applicable, will be true and correct in all material respects as of the
Closing Date and (ii) in each Transfer Agreement will be true and correct as of the related Subsequent Transfer Date.

          P. None of the Transferor, LBARCWI or LBAC is in violation of its certificate of incorporation or by-laws or in default under any agreement, indenture or instrument to which it is a party, the effect of which violation or default would be material to it. Neither the issuance and sale of the Offered
Notes, nor the issuance of the Certificates, nor the sale of the Class C
Certificate to RBS GC (or an affiliate thereof), nor the execution and delivery by the Transferor, LBARCWI or LBAC of this Agreement or any Other Agreement to which it is a party, nor the consummation by the Transferor, LBARCWI or LBAC of any of the transactions herein or therein contemplated, nor the compliance by the Transferor, LBARCWI or LBAC with the provisions hereof or thereof, does or will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Transferor, LBARCWI or LBAC or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other agreement or instrument to which the Transferor, LBARCWI or LBAC is a party or by which either of them is bound, or any statute, order or regulation applicable to the Transferor, LBARCWI or LBAC of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Transferor, LBARCWI or LBAC. None of the
Transferor, LBARCWI or LBAC is a party to, bound by or in breach or violation of any indenture or other agreement or instrument to which it is a party, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it that materially and adversely affects, or may in the future materially and adversely affect, (i) the ability of the Transferor, LBARCWI or LBAC to perform its obligations under this Agreement or any Other Agreement or (ii) the business, operations, financial condition, properties, assets or prospects of the Transferor, LBARCWI or LBAC.

          Q. There are no actions or proceedings against, or investigations of, the Transferor, LBARCWI or LBAC pending, or, to the knowledge of the Transferor or LBAC, threatened, before any court, arbitrator, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, any Other
Agreement, the Offered Notes or the Certificates, (ii) seeking to prevent the issuance of the Offered Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Other Agreement, (iii)
that are reasonably likely to be adversely determined and that might materially and adversely affect the Receivables or the business, operations, financial condition, properties, assets or prospects of the Transferor, LBARCWI or LBAC or the validity or enforceability of, or the performance by the Transferor, LBARCWI or LBAC of its obligations under, this Agreement, any Other Agreement, the
Offered Notes or the Certificates or (iv) seeking to affect adversely the federal income tax attributes of the Offered Notes as described in the
Prospectus.

          R. Immediately prior to the assignment of the Initial Receivables to the Trust as contemplated by the Sale and Servicing Agreement, the Transferor
(i) had good title to, and was the sole owner of, each Initial Receivable and the property purported to be transferred by it to the Trust pursuant to the Sale and Servicing Agreement free and clear of any pledge, mortgage, lien, security interest or other encumbrance (collectively, "Liens") (except for the Lien of the Indenture) and (ii) had not assigned to any person any of its right, title or interest in such Receivables or property or in the Purchase Agreement. Upon delivery of the Offered Notes to the Representative for the respective accounts of the Underwriters, the Offered Notes will be free of any Liens.

          S. Immediately prior to each assignment of Subsequent Receivables to the Trust as contemplated by the Sale and Servicing Agreement and the related
Transfer Agreement, the Transferor (i) will have good title to, and will be the sole owner of, each Subsequent Receivable and the other property purported to be transferred by it to the Trust pursuant to the Sale and Servicing Agreement and the related Transfer Agreement free and clear of any Lien (except for the Lien of the Indenture) and (ii) will not have assigned to any person any of its right, title or interest in such Subsequent Receivables or property or in the
Purchase Agreement.

          T. Neither the Transferor nor the Trust is, and neither the issuance and sale of the Offered Notes or the Certificates and the application of proceeds therefrom nor the activities of the Trust pursuant to the Indenture or the Trust Agreement will cause the Transferor or the Trust to be, an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment
Company Act").

          U. It is not necessary to qualify the Trust Agreement under the Trust
Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Indenture has been duly qualified under the Trust Indenture Act.

          V. None of the Transferor, LBARCWI, LBAC or any affiliate thereof has paid or agreed to pay to any person any compensation for soliciting another to purchase any Offered Notes or the Certificates (except as contemplated herein).

          W. Any taxes, fees and other governmental charges in connection with the execution and delivery of this Agreement and the Other Agreements or the execution, delivery and sale of the Offered Notes and the Certificates have been or will be paid on or prior to the Closing Date.

          X. Deloitte & Touche LLP is an independent public accountant with respect to the Transferor, LBARCWI and LBAC, as required by the Securities Act and the Rules and Regulations.

          Y. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United
States is required for the issuance of the Offered Notes and the Certificates and the sale of the Offered Notes to the Underwriters, or the consummation by the Transferor, LBARCWI or LBAC of the other transactions contemplated by this
Agreement or the Other Agreements, except such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or blue sky laws in connection with the purchase and distribution of the Offered Notes by the Underwriters or as have been obtained.

          Any certificates signed by officers of the Transferor, LBARCWI and
LBAC and delivered to the Representative or counsel for the Representative in connection with an offering of the Offered Notes shall be deemed a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section I are made.

          Section II. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the
Transferor agrees to sell to the Underwriters and the Underwriters agree, severally and not jointly, to purchase the Offered Notes in the respective principal amounts of the Classes of Offered Notes set forth opposite their respective names in Schedule I hereto at the respective purchase prices set forth therein.

          Section III. Delivery and Payment. Delivery of and payment for the
Offered Notes to be purchased by the several Underwriters shall be made at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York
10019, or at such other place as shall be agreed upon by the Representative and
LBAC at 10:00 a.m. New York City time on October 11, 2005, or at such other time or date as shall be agreed upon in writing by the Representative and LBAC (such date being referred to as the "Closing Date"). Delivery of the Offered Notes
shall be made to, or at the direction of, the Representative, for the respective accounts of the Underwriters, against payment by the Underwriters of the purchase price therefor in immediately available funds. Each of the Offered
Notes to be so delivered shall be represented by one or more global notes registered in the name of Cede & Co., as nominee for The Depository Trust
Company.

          The Transferor agrees to have the Offered Notes available for inspection, checking and packaging by the Representative in New York, New York, not later than 10:00 a.m. on the Business Day prior to the Closing Date.

          Section IV. Offering of the Offered Notes. It is understood that, subject to the terms and conditions hereof, the several Underwriters propose to offer the Offered Notes for sale to the public as set forth in the Prospectus.

          Section V. Covenants of the Transferor and LBAC. The Transferor and
LBAC jointly and severally covenant and agree as follows:

          A. To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the time required thereby; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the
Closing Date except as permitted herein; to advise the Representative, promptly after it receives notice thereof, of the time, during the period that a
Prospectus is required to be delivered in connection with the offer and sale of the Offered Notes, when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended
Prospectus has been filed and to furnish the Underwriters with copies thereof;
to file promptly all reports and any definitive proxy or information statements required to be filed by LBAC with the Commission pursuant to Section 13(a),
13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required under the
Securities Act or the Rules and Regulations thereunder in connection with the offering or sale of the Offered Notes, to promptly advise the Representative of its receipt of notice of the issuance by the Commission of any stop order or of:
(i) any order preventing or suspending the use of the Prospectus; (ii) the suspension of the qualification of the Offered Notes for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose; (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, LBAC promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

          B. To furnish promptly to the Underwriters and to counsel for the
Underwriters a signed copy of the Registration Statement as originally filed with the Commission, including all consents and exhibits filed therewith.

          C. To deliver promptly to each Underwriter such number of the following documents as such Underwriter shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (ii) the Prospectus and any amended or supplemented Prospectus; and (iii) any document filed by LBAC and incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time prior to the expiration of nine months after the Effective Time in connection with the offering or sale of the Offered Notes, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the
Securities Act or the Exchange Act, LBAC shall notify the Representative and, upon the request of the Representative based on advice of counsel (which may consist of oral advice of internal or outside counsel), shall file such document and prepare and furnish without charge to the Representative and to any other
Underwriter or dealer in securities as many copies as the Representative may from time to time reasonably request of

an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case an Underwriter is required to deliver a Prospectus in connection with sales of any of the Offered
Notes at any time nine months or more after the Effective Time, upon the request of the Representative but at LBAC's expense, LBAC shall prepare and deliver to the each Underwriter as many copies as such Underwriter may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the
Securities Act.

          Neither any Underwriter's consent to, nor any Underwriter's delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section VII.

          D. To file promptly with the Commission any amendment to the
Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of LBAC or the Representative, be required by the
Securities Act or requested by the Commission.

          E. Prior to filing with the Commission any (i) supplement to the
Prospectus or (ii) Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representative and counsel for the
Representative and obtain the consent of the Representative to the filing, which consent shall not be unreasonably delayed.

          F. To use its best efforts, in cooperation with the Representative, to qualify the Offered Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the
Representative may designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Offered Notes; provided that the Transferor and LBAC shall not be required to become subject to any general consent to service of process or jurisdiction in any jurisdiction in which it is not subject as of the date of this Agreement.
LBAC will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Offered Notes have been so qualified.

          G. The Transferor and LBAC jointly and severally agree to pay all costs and expenses in connection with the transactions herein contemplated, including, but not limited to, the fees and disbursements of its counsel; the costs incident to the Underwriters' due diligence exercises; the costs incident to the preparation, printing and filing under the Securities Act of the
Registration Statement and any amendments and exhibits thereto; the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the preliminary prospectus, if any, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement; the costs and expenses of printing
(or otherwise reproducing) and delivering the Sale and Servicing Agreement, the
Indenture, the Trust Agreement, the Other Agreements, the Offered Notes and the
Certificates; the fees, costs and expenses of JPMorgan Chase and the Owner
Trustee (to the extent permitted under the Sale and Servicing Agreement and the
Trust Agreement, and except to the extent that another party is obligated to pay such amounts thereunder); any fees and expenses of any rating agency issuing a rating in respect of the Offered Notes; the fees and disbursements of accountants for the Transferor and LBAC; the costs and expenses in connection with the qualification of the Offered

                                       10

Notes under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any blue sky survey and the preparation of any legal investment survey; the expenses of printing any such blue sky survey and legal investment survey; provided that except as provided in this Section
VI, each Underwriter shall pay its own costs. If this Agreement is terminated by any Underwriter in accordance with the provisions of Section VII or Section X,
LBAC and the Transferor shall jointly and severally reimburse the Underwriters for all reasonable out-of-pocket expenses, including the costs and expenses of its counsel, any transfer taxes on the Offered Notes which they may sell and the expenses of advertising any offering of the Offered Notes.

          H. For a period from the date of this Agreement until the payment in full of all amounts in respect of the Offered Notes, the Transferor and LBAC will deliver to the Representative the monthly servicing reports, the annual statements of compliance and the annual independent certified public accountants reports furnished to the Indenture Trustee or the Trust Collateral Agent
pursuant to the Sale and Servicing Agreement or the Indenture as soon as such statements are furnished to the Indenture Trustee or the Trust Collateral Agent.

          I. To apply the net proceeds from the sale of the Offered Notes in the manner set forth in the Prospectus.

          J. To file with the Commission within four days of each of the issuance of the Offered Notes and the end of the Funding Period a current report on Form 8-K setting forth specific information concerning the Offered Notes and the Initial Receivables or the Receivables (as the case may be) to the extent that such information is not set forth in the Prospectus and also to file with the Commission a current report on Form 8-K setting forth all Computational
Materials, ABS Term Sheets and Collateral Term Sheets (each as defined in
Section VI hereof) provided to LBAC by any Underwriter within the applicable time periods allotted for such filing pursuant to the No-Action Letters (as defined in Section VI hereof); provided that LBAC's obligation to file such
Computational Materials, ABS Term Sheets and Collateral Term Sheets within such time shall be subject to the related Underwriter's timely performance of its obligations under Section VI.

          K. In connection with any Computational Materials, ABS Term Sheets or
Collateral Term Sheets provided by any Underwriter pursuant to Section VI, to receive a letter from Deloitte & Touche LLP, certified public accountants, satisfactory in form and substance to LBAC, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by
LBAC, as a result of which they have determined that the information included in the Computational Materials, ABS Term Sheets or Collateral Term Sheets (if any),
provided by such Underwriter to LBAC for filing on Form 8-K pursuant to Section
VI and subsection J, is accurate except as to such matters that are not deemed by LBAC to be material. The foregoing letter shall be obtained at the expense of the Underwriter providing such Computational Materials, ABS Term Sheets or
Collateral Term Sheets.

          L. In the event that an Underwriter must prepare corrected
Computational Materials, ABS Term Sheets or Collateral Term Sheets pursuant to
Section VI(D), to file any corrected Computational Materials, ABS Term Sheets or
Collateral Term Sheets no later than two days following receipt thereof.

                                       11

          M. Unless the Representative shall otherwise have given its written consent, no pass-through certificates or debt securities backed by retail installment sale contracts secured by the new and used automobiles, vans, sport utility vehicles and light duty trucks financed thereby or other similar securities representing interest in or secured by other auto receivable-related assets originated or owned by LBAC or LBARCWI shall be offered or sold nor shall
LBAC or LBARCWI enter into any contractual arrangements that contemplate the offering or sale of such securities for a period of thirty (30) days following the commencement of the offering of the Offered Notes to the public.

          N. If, at any time prior to 90 days after the Closing Date or such earlier date as each Underwriter shall have resold all of the Offered Notes underwritten by it, any event occurs as a result of which the Prospectus (as then amended or supplemented) would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Prospectus to comply with applicable law, the Transferor and LBAC will promptly prepare and furnish to the Underwriters an amendment or supplement to the Prospectus satisfactory to the Representative that will correct such statement or omission.

          O. To the extent, if any, that any rating provided with respect to the
Offered Notes by the applicable rating agency is conditional upon the furnishing of documents or the taking of any actions by the Transferor, LBARCWI or LBAC, the Transferor, LBARCWI or LBAC, as the case may be, shall furnish, or cause to be furnished, such documents and take, or cause to be taken, any such other actions.

          P. On the date of the Prospectus and on the Closing Date, Deloitte &
Touche LLP shall furnish to the Underwriters a letter or letters, dated respectively as of the date of the Prospectus and as of the Closing Date substantially in the forms of the drafts to which the Representative will have previously agreed and otherwise in form and substance satisfactory to the
Representative and to counsel to the Underwriters and on each Subsequent
Transfer Date, Deloitte & Touche LLP shall furnish to the Underwriters a letter or letters, dated as of such Subsequent Transfer Date, in each case substantially in the forms of the drafts to which the Representative will have previously agreed and otherwise in form and substance satisfactory the
Representative and to counsel to the Underwriters.

          Q. On the Closing Date, the Transferor and LBAC shall furnish to the
Underwriters a letter from Dewey Ballantine LLP, dated the Closing Date, to the effect that (i) such counsel has no reason to believe that (a) the Registration
Statement, as of the Effective Date, and as amended or supplemented, if applicable, as of the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus as of its date and as of the Closing Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) and that the descriptions in Registration
Statement and the Prospectus, as the case may be, of the Offered Notes, the Sale and Servicing Agreement, the Trust Agreement, the Indenture, the Purchase
Agreement and the Transfer Agreements are accurate in all material respects; it being understood that such counsel need express no opinion

                                       12

or belief as to the financial and statistical statements or other financial data contained in or incorporated by reference in the Registration Statement or the
Prospectus, as applicable.

          Section VI. Investor Information. Each Underwriter may prepare and provide to prospective investors certain Computational Materials, ABS Term
Sheets or Collateral Term Sheets (collectively, "Investor Materials") in connection with its offering of the Offered Notes, subject to the following conditions:

          A. Each Underwriter shall comply with the requirements of the
No-Action Letter of May 20, 1994, issued by the Commission to Kidder, Peabody
Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder
Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public
Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA
Letter"), and the requirements of the No-Action Letter of February 17, 1995, issued by the Commission to the Public Securities Association (the "PSA Letter"
and, together with the Kidder/PSA Letter, the "No-Action Letters").

          B. For purposes hereof, "Computational Materials" shall have the meaning given such term in the No-Action Letters, but shall include only those
Computational Materials that have been prepared or delivered to prospective investors by any Underwriter. For purposes hereof, "ABS Term Sheets" and
"Collateral Term Sheets" shall have the meanings given such terms in the PSA
Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by any
Underwriter.

          C. Each Underwriter shall provide to LBAC any Computational Materials,
ABS Term Sheets or Collateral Term Sheets which are provided by such Underwriter to investors, together with a letter, reasonably acceptable to such Underwriter and LBAC, from Deloitte & Touche LLP, with regard to such Computational
Materials, ABS Term Sheets or Collateral Term Sheets, no later than the two
Business Days preceding the date such Computational Materials, ABS Term Sheets or Collateral Term Sheets are required to be filed pursuant to the applicable
No-Action Letters. Each Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed.
The materials so furnished shall be furnished to LBAC in hard copy and on computer disk.

          D. In the event that LBAC or any Underwriter discovers an error in the
Computational Materials, ABS Term Sheets or Collateral Term Sheets, such
Underwriter shall promptly prepare corrected Computational Materials, ABS Term
Sheets or Collateral Term Sheets and deliver them to LBAC for filing pursuant to
Section V(L).

          E. Each Underwriter, severally and not jointly, represents to the
Transferor and LBAC as follows:

               1. The Investor Materials delivered to prospective investors by such Underwriter do not contain an untrue statement of a material fact or, when read in conjunction with the Prospectus as an integral document, omit to state a material fact necessary to make such statements, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made (x) with respect to any untrue statements or omissions

                                       13

that are the result of untrue statements or omissions in LBAC-Provided
Information (as defined herein) or (y) that the Prospectus (exclusive of such
Investor Materials) does not include any untrue statements of a material fact and does not omit to state any material facts necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

               2. The Investor Materials delivered to prospective investors by such Underwriter contain customary legends referring to the assumptions on which they are based and the absence of assurances or representations as to the actual rate or timing of payments on any of the Receivables or the performance characteristics of the Offered Notes, and a statement to the effect that the
Investor Materials were prepared by such Underwriter based on information regarding the Receivables furnished by LBAC.

               3. Neither the Transferor, LBAC nor any of their respective affiliates participated in the preparation of the Investor Materials other than by supplying LBAC-Provided Information (as defined herein) to each Underwriter.

          Section VII. Conditions to Purchase of the Offered Notes. The
obligations of the several Underwriters hereunder to purchase the Offered Notes pursuant to this Agreement shall be subject: (i) to the accuracy of the representations and warranties on the part of the Transferor, LBARCWI and LBAC contained herein and in the Other Agreements as of the date hereof and as of the
Closing Date; (ii) to the accuracy of the statements of the Transferor, LBARCWI and LBAC made in any certificate delivered pursuant to the provisions hereof;
(iii) to the performance by the Transferor, LBARCWI and LBAC of all of their respective obligations hereunder and in the Other Agreements; and (iv) to the following additional conditions:

          A. The Representative shall have received confirmation of the effectiveness of the Registration Statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with.

          B. No Underwriter shall have discovered and disclosed to LBAC on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          C. All corporate proceedings and other legal matters relating to the authorization, form and validity of this Agreement, the Other Agreements, the
Offered Notes, the Certificates, the Registration Statement and the Prospectus,
and all other legal matters relating to this Agreement, the Other Agreements and the transactions contemplated hereby and thereby shall be satisfactory in all respects to counsel for the Underwriters, and LBAC, LBARCWI and the Transferor
shall have furnished or cause to be furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                                       14

          D. Each of the Transferor and LBAC shall have delivered to the
Underwriters an Officer's Certificate dated the Closing Date, to the effect that the signer of such certificate has carefully examined this Agreement and the
Prospectus and that, to the best of such signer's knowledge: (i) the representations and warranties of the Transferor or LBAC, as the case may be, in this Agreement are true and correct in all material respects at and as of the
Closing Date with the same effect as if made on the Closing Date; (ii) it has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and (iii) such person has carefully examined the Registration Statement and the Prospectus and, in
such person's opinion (w) as of the Effective Date, the Registration Statement
did not include an untrue statement of material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (x) as of its date and as of the Closing Date the
Prospectus did not include an untrue statement of material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (y)
since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or (z) since the date of the Prospectus, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus.

          E. The Underwriters shall have received a favorable opinion addressed to the Underwriters of Sidley Austin Brown & Wood LLP, counsel for the
Underwriters, dated the Closing Date, with respect to the validity of the
Offered Notes, the Registration Statement, the Prospectus and such other related matters as the Representative shall require, and LBAC and the Transferor shall have furnished or cause to be furnished to such counsel such documents as such counsel may reasonably request for the purpose of enabling them to pass upon such matters.

          F. The Underwriters shall have received a favorable opinion addressed to them, dated the Closing Date, from Dewey Ballantine LLP, special counsel for the Transferor, LBAC, LBARCWI and ACC Capital Holdings Corporation ("ACC"), in
form and substance satisfactory to the Representative and counsel to the
Underwriters.

          G. The Underwriters shall have received a favorable opinion addressed to them, dated the Closing Date, from George S. Ginsberg, Esq., General Counsel of LBAC and Counsel of the Transferor and LBARCWI, in form and substance satisfactory to the Representative and counsel to the Underwriters.

          H. The Underwriters shall have received a favorable opinion addressed to them, dated the Closing Date, from Corporate Counsel of ACC, in form and substance satisfactory to the Representative and counsel to the Underwriters.

          I. The Underwriters shall have received a favorable opinion addressed to them, dated the Closing Date, from Richards, Layton & Finger, P.A., counsel to the Trust, in form and substance satisfactory to the Representative and counsel to the Underwriters.

          J. The Underwriters shall have received a favorable opinion addressed to them, dated the Closing Date, from Richards, Layton & Finger, P.A., counsel to the Owner Trustee, in form and substance satisfactory to the Representative and counsel to the Underwriters.

                                       15

          K. The Underwriters have received a favorable opinion addressed to them, dated the Closing Date, from Thacher Proffitt Wood LLP, special counsel to
JPMorgan Chase, in form and substance satisfactory to the Representative and counsel to the Underwriters, to the effect that each of the Indenture and the
Sale and Servicing Agreement has been duly authorized, executed and delivered by
JPMorgan Chase and constitutes the legal, valid, binding and enforceable agreement of JPMorgan Chase, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by the Representative and JPMorgan
Chase.

          L. The Underwriters shall have received from in-house counsel for FSA a favorable opinion addressed to them, dated the Closing Date, in form and substance satisfactory to the Representative and counsel to the Underwriters.

          M. The Underwriters shall have received evidence satisfactory to the
Representative and counsel to the Underwriters that, on or before the Closing
Date, UCC-1 financing statements have been or are being filed (a) in the office of the Secretary of State of the State of the State of Delaware reflecting the transfer of the interest of LBAC and LBARCWI in the Receivables and the proceeds thereof to the Transferor and the transfer of the interest of the Transferor in the Receivables and the proceeds thereof to the Trust, respectively, and (b) in the office of the Secretary of the State of Delaware reflecting the pledge of such interest to the Indenture Trustee.

          N. On the date of the Prospectus, and on the Closing Date, Deloitte &
Touche LLP shall furnish to the Underwriters a letter or letters, dated respectively as of the date of the Prospectus, and as of the Closing Date, substantially in the forms of the drafts to which the Representative has previously agreed and otherwise in form and substance satisfactory to the
Representative.

          O. The Underwriters shall have received from Standard & Poor's Ratings
Services, a division of The McGraw-Hill Companies, Inc., a rating letter assigning a rating of "A-1+" to the Class A-1 Notes, "AAA" to the Class A-2
Notes, "AAA" to the Class A-3 Notes and "AAA" to the Class A-4 Notes, which ratings shall not have been modified, lowered or withdrawn.

          P. The Underwriters shall have received from Moody's Investors
Service, Inc., a rating letter or letters assigning a rating of "P-1" to the
Class A-1 Notes, "Aaa" to the Class A-2 Notes, "Aaa" to the Class A-3 Notes and
"Aaa" to the Class A-4 Notes, which ratings shall not have been modified, lowered or withdrawn.

          Q. The Underwriters shall have received from Dominion Bond Rating
Service, Inc., a rating letter or letters assigning a rating of "R-1 (high)" to the Class A-1 Notes, "AAA" to the Class A-2 Notes, "AAA" to the Class A-3 Notes
and "AAA" to the Class A-4 Notes, which ratings shall not have been modified, lowered or withdrawn.

          R. ACC shall have executed and delivered its guaranty of LBAC's and the Transferor's obligations hereunder.

                                       16

          S. The Class R Certificate and the Class C Certificate shall have been issued and delivered to the Transferor and RBS GC or an affiliate thereof, respectively.

          T. The financial guaranty insurance policy relating to the Offered
Notes shall have been issued and delivered by FSA.

          U. The Owner Trustee shall have furnished to the Underwriters a certificate of the Owner Trustee, signed by one or more duly authorized officers of the Owner Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Trust Agreement by the Owner Trustee and the acceptance by the Owner Trustee of the trust created by the Trust Agreement and such other matters as the Representative shall reasonably request.

          V. The Indenture Trustee shall have furnished to the Underwriters a certificate of the Indenture Trustee, signed by one or more duly authorized officers of the Indenture Trustee, dated the Closing Date, as to the due authorization, execution and delivery of the Indenture by the Indenture Trustee and the due execution, authentication and delivery of the Offered Notes by the
Indenture Trustee under the Indenture and such other matters as the
Representative shall reasonably request.

          W. Prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the
Offered Notes as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by LBAC, LBARCWI and the Transferor in connection with the issuance and sale of the Offered Notes as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the
Underwriters.

          X. Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the
New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction;
(ii) a banking moratorium shall have been declared by Federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States or there shall have been a declaration of a national emergency or war by the
United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) as to make it, in the judgment of any Underwriter, impractical or inadvisable to proceed with the public offering or delivery of the Offered Notes on the terms and in the manner contemplated in the Prospectus.

          Y. All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Representative and counsel to the Underwriters, and the
Representative and counsel to the

                                       17

Underwriters shall have received such information, certificates and documents as the Representative or such counsel may have reasonably requested.

          If any of the conditions specified in this Section VII shall not have been fulfilled in all material respects when and as provided in this Agreement, if any of the Transferor or LBAC is in breach of any covenants or agreements contained herein, if LBARCWI has breached any covenant or agreements made by the
Transferor or LBAC herein with respect to LBARCWI, or if any of the opinions and certificates referred to above or elsewhere in this Agreement shall not be in all material respects satisfactory in form and substance to the Representative and counsel to the Underwriters, this Agreement and all the obligations of the several Underwriters hereunder may be canceled by the Representative at, or at any time on or prior to, the Closing Date. Notice of such cancellation shall be given to the Transferor and LBAC in writing, or by telephone or facsimile transmission confirmed in writing, and such cancellation shall be without liability of any party to any other party, except as provided in Section V(G).

          Section VIII. Indemnification and Contribution. LBAC and the
Transferor agree with the several Underwriters that:

          A. LBAC and the Transferor, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such
Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Offered Notes), to which such Underwriter or any such controlling person may become subject, under the Securities Act, the Exchange
Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon: (a)(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or any amendment or supplement thereto or (iv) the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall reimburse each Underwriter and each such controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither LBAC nor the Transferor shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made (i)
in the Prospectus (or any amendment thereof or supplement thereto) or the
Registration Statement (or any amendment thereof) in reliance upon and in conformity with written information furnished to either LBAC or the Transferor by or on behalf of any Underwriter through the Representative specifically for inclusion therein and (ii) to the extent that such misstatement or omission was corrected reasonably prior to the written confirmation of such sale and such
Underwriter did not deliver, at or prior to the written confirmation of such sale, a copy of the Prospectus as then revised, amended or supplemented in any case where such delivery is required by the Securities Act or the Exchange Act, if either LBAC or the Transferor has

                                       18

previously furnished copies thereof to such Underwriter in accordance with the terms of this Agreement or (iii) in the Derived Information except to the extent such misstatement or omission arises from a misstatement or omission in
LBAC-Provided Information; or (b) the breach of any representation or warranty by the Transferor, LBARCWI or LBAC in this Agreement or any Other Agreement to which it is a party, or in any document executed in connection herewith or therewith or which is related to or arises out of the transactions contemplated hereby or thereby, and the Transferor and LBAC will jointly and severally reimburse each Underwriter and any other indemnified party for any reasonable legal or other expenses incurred by such Underwriter or such indemnified party
(including, without limitation, reasonable fees and disbursements of counsel incurred by such Underwriter or such other indemnified party in any action or proceeding between such Underwriter or such indemnified party and LBAC, the
Transferor and/or any third party, or otherwise), as incurred, in connection with investigating or defending such loss, claim, damage, liability or action.
The foregoing indemnity agreement is in addition to any liability which LBAC and the Transferor may otherwise have to any Underwriter or any controlling person of such Underwriter.

          B. Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless LBAC and the Transferor, each of their respective directors, each of their respective officers who signed the Registration Statement, and each person, if any, who controls LBAC or the Transferor, respectively, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act against any and all loss, claim, damage or liability, or any action in respect thereof, to which LBAC, the Transferor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange
Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (or any amendment thereof), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment thereof or supplement thereto) or (iv) the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case to the extent, and only to the extent, that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriters Information supplied by such Underwriter, other than a misstatement or omission arising from a misstatement or omission in
LBAC-Provided Information, and shall reimburse LBAC, the Transferor and any such director, officer or controlling person for any legal or other expenses reasonably incurred by LBAC, the Transferor or any director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which each Underwriter may otherwise have to LBAC, the Transferor or any such director, officer or controlling person.

          C. Promptly after receipt by any indemnified party under this Section
VIII of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section VIII notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability

                                       19

which it may have under this Section VIII except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section VIII.

          If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section VIII for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; (iii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; or (iv) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Representative, if the indemnified parties under this Section VIII consist of any Underwriter or any of such
Underwriter's controlling persons, or by LBAC or the Transferor, if the indemnified parties under this Section VIII consist of LBAC or the Transferor or any of LBAC's or the Transferor's respective directors, officers or controlling persons.

          Each indemnified party, as a condition of the indemnity agreements contained in Section VIII(A) and (B), shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any

                                       20

pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (a) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party in connection therewith.

          Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

          D. For purposes of this Agreement, as to the Underwriters, "Derived
Information" means such portion, if any, of the information delivered to LBAC or the Transferor by any Underwriter pursuant to Section V for filing with the
Commission on Form 8-K which information (i) is not contained in the Prospectus without taking into account information incorporated therein by reference, and
(ii) does not constitute LBAC-Provided Information. "LBAC-Provided Information"
means any computer tape (or other information) furnished to the Underwriters through the Representative by or on behalf of LBAC, LBARCWI or the Transferor concerning the Transferor, LBARCWI, LBAC or the Receivables.

          E. If the indemnification provided for in this Section VIII shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section VIII(A) or (B), in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof (a) if such loss, claim, damage or liability does not arise from the Underwriters
Information supplied by such Underwriter, (i) in such proportion as shall be appropriate to reflect the relative benefits received by LBAC, LBARCWI and the
Transferor on the one hand and such Underwriter on the other from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section VIII(C), in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of LBAC, LBARCWI and the Transferor on the one hand and such
Underwriter on the other with respect to the statements or omissions which resulted if such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations and (b) if such loss, claim, damage or liability arises from Underwriters Information supplied by such
Underwriter, in such proportion as is appropriate to reflect the relative benefits received by LBAC, LBARCWI and the Transferor on the one hand and such
Underwriter on the other from the offering of the Offered Notes and the relative fault of LBAC, LBARCWI and the Transferor on the one hand and such Underwriter on the other with respect to the statements or omissions which resulted in such loss, claims, damages or liability, or actions in respect thereof, as well as any other relevant equitable consideration.

                                       21

          The relative benefits of any Underwriter on the one hand and LBAC,
LBARCWI and the Transferor on the other hand shall be deemed to be in such proportions that such Underwriter is responsible for that portion of such losses, liabilities, claims, damages and expenses equal to the product of the underwriting discount percentage set forth on the cover of the Prospectus as amended or supplemented multiplied by the initial public offering price of the
Offered Notes underwritten by such Underwriter as set forth thereon, and LBAC and the Transferor shall be jointly and severally responsible for the balance.

          The relative fault of any Underwriter on the one hand and LBAC,
LBARCWI and the Transferor on the other hand shall be determined by reference to whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by LBAC, LBARCWI, the Transferor or by such Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and other equitable considerations.

          LBAC, the Transferor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section VIII(E) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
Section VIII(E) shall be deemed to include, for purposes of this Section
VIII(E), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

          In no case shall any Underwriter be responsible, in the aggregate, for any amount in excess of (x) the amount received by such Underwriter in connection with its resale of the Offered Notes over (y) the amount paid by such
Underwriter to the Transferor for the Offered Notes hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          F. The several Underwriters hereby confirm, and each of the Transferor and LBAC hereby acknowledge, that the information set forth (i) in the first, second and last two paragraphs under the caption "Underwriting" in the
Prospectus Supplement and (ii) the Derived Information (collectively, the
"Underwriters Information") constitutes the only information furnished in writing to LBAC and the Transferor by or on behalf of the Underwriters through the Representative specifically for inclusion in the Registration Statement and the Prospectus.

          Section IX. Representations, Warranties and Agreements to Survive
Delivery. All representations, warranties and agreements contained in this
Agreement or contained in certificates of officers of LBAC, LBARCWI and the
Transferor submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the
Underwriters or controlling persons thereof, or by or on behalf of LBAC, LBARCWI or the Transferor or controlling persons thereof and shall survive delivery of any Offered Notes to the Representative.

                                       22

          Section X. Termination of Agreement; Default of the Underwriters. The
Representative may terminate this Agreement immediately upon notice to LBAC and the Transferor, at any time at or prior to the Closing Date if any of the events or conditions described in Section VII(W) of this Agreement shall occur and be continuing. In the event of any such termination, the provisions of Section
V(G), the indemnity and contribution agreement set forth in Section VIII, and the provisions of Sections IX and XIII shall remain in effect.

          If any Underwriter participating in the offering of the Offered Notes defaults in its obligation hereunder to purchase the aggregate amounts of the
Offered Notes set forth in Schedule I hereto and the aggregate principal amount of such Offered Notes that such defaulting Underwriter agreed, but failed, to purchase does not exceed 10% of the total original principal amount of the
Offered Notes, the Representative may make arrangements satisfactory to the
Transferor and LBAC for the purchase of such Offered Notes by other Persons, but if no such arrangements are made within a period of 36 hours after the Closing
Date, the non-defaulting Underwriter shall have the right, but not the obligation, to purchase the Offered Notes which such defaulting Underwriter agreed but failed to purchase. If any Underwriter so defaults and the aggregate principal amount of Offered Notes with respect to which such default occurs is more than 10% of the total original principal amount of the Offered Notes and arrangements satisfactory to the Representative, the Transferor and LBAC for the
purchase of such Offered Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Underwriter, the Transferor or LBAC. As used in this
Agreement, the term "Underwriter" includes any person substituted for any
Underwriter under this Section. Nothing herein will relieve a defaulting
Underwriter from liability for its default.

          Section XI. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative will be mailed, delivered or transmitted by facsimile and confirmed to it at Greenwich
Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830,
Attention: Asset-Backed Finance, Fax: (203) 618-2132; or, if sent to the
Transferor or LBAC will be mailed, delivered or transmitted by facsimile and confirmed to it at Long Beach Acceptance Corp., One Mack Centre Drive, Paramus,
New Jersey 07652, Attention: General Counsel, Fax: (201) 262-6868.

          Section XII. Persons Entitled to the Benefit of this Agreement. This
Agreement shall inure to the benefit of and be binding upon the Underwriters,
LBAC and the Transferor, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and for the
benefit of directors of LBAC or the Transferor, officers of LBAC or the
Transferor who have signed the Registration Statement and any person controlling
LBAC or the Transferor within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this
Section XII, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

                                       23

          Section XIII. Role of Underwriters. Each of the Transferor and LBAC
hereby acknowledges and agrees that the Representative and the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the
Transferor and LBAC with respect to the offering of the Offered Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the
Transferor, LBAC, LBARCWI, or any person. Additionally, neither the
Representative nor any other Underwriter is advising the Transferor, LBAC,
LBARCWI, or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Transferor and LBAC each hereby acknowledges and agrees that the Transferor, LBAC and LBARCWI shall each consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither Representative nor any Underwriter shall have any responsibility or liability to the Transferor, LBAC or LBARCWI with respect thereto. Any review by the Representative or any Underwriter of the Transferor,
LBAC, LBARCWI, the Receivables, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative and the Underwriters and shall not be on behalf of the
Transferor, LBAC or LBARCWI.

          Section XIV. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          Section XV. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

          Section XVI. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                                       24

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between you, the
Transferor and LBAC.

                                        Very truly yours,

                                        LONG BEACH ACCEPTANCE RECEIVABLES CORP.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        LONG BEACH ACCEPTANCE CORP.

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

GREENWICH CAPITAL MARKETS, INC.

By:
    ----------------------------------
    Name:
    Title:

CITIGROUP GLOBAL MARKETS INC.

By:
    ----------------------------------
    Name:
    Title:

LBAC 2005-B Underwriting Agreement Signature Page

                                   SCHEDULE I

          Underwriting Agreement dated September 21, 2005.

          As used in the Underwriting Agreement, the term "Registration
Statement" refers to the Registration Statement on Form S-3 (File No.
333-122851) filed on February 16, 2005, as amended, and declared effective by the Commission on March 10, 2005.

          Closing Date: October 11, 2005.

          Approximate Aggregate Principal Balance of the Initial Receivables:
$250,000,000.

          Initial Cut-Off Date: September 30, 2005.

          Title, Purchase Price and Description of Offered Notes:

          The Underwriters' discounts and commissions, expressed as a percentage of the principal amount of the Offered Notes, shall be as follows:

            Original Principal                    Underwriting   Net Proceeds to the
  Class           Amount         Purchase Price     Discount          Transferor
---------   ------------------   --------------   ------------   -------------------

Class A-1       $ 59,500,000          99.78%          0.22%          $ 59,369,100
Class A-2       $120,000,000          99.78%          0.22%          $119,736,000
Class A-3       $ 63,500,000          99.78%          0.22%          $ 63,360,300
Class A-4       $107,000,000          99.78%          0.22%          $106,764,600

          The purchase price payable by each Underwriter for each Class of
Offered Notes covered by this Underwriting Agreement shall be the percentages set forth in the table above of the principal amount of the Notes purchased by such Underwriter set forth below:

                                       Original Class       Original Class         Original Class        Original Class
                                    Principal Amount of   Principal Amount of   Principal Amount of   Principal Amount of
            Underwriter               Class A-1 Notes       Class A-2 Notes       Class A-3 Notes       Class A-4 Notes
---------------------------------   -------------------   -------------------   -------------------   -------------------

Greenwich Capital Markets, Inc ..       $50,575,000           $102,000,000           $53,975,000         $ 90,950,000
Citigroup Global Markets Inc ....       $ 8,925,000           $ 18,000,000           $ 9,525,000         $ 16,050,000
                                        -----------           ------------           -----------         ------------
   Total ........................       $59,500,000           $120,000,000           $63,500,000         $107,000,000
                                        ===========           ============           ===========         ============

                                       I-1